Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 22, 2016 relating to the balance sheets of CPG OpCo GP LLC, appearing in the Current Report on Form 8-K of Columbia Pipeline Group, Inc. dated February 22, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio

February 22, 2016